                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              C. BREWER HOMES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     5) Total fee paid:

        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:

        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
     3) Filing Party:

        ------------------------------------------------------------------------
     4) Date Filed:

        ------------------------------------------------------------------------

                                    [COMPANY LOGO]


                                C. BREWER HOMES, INC.

                    NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON SEPTEMBER 11, 1996


To our Stockholders:

    You are cordially invited to attend the 1996 Annual Meeting of Stockholders of C. BREWER HOMES, INC. (the ``Company''), which will be held at 827 Fort Street, Honolulu, Hawaii 96813 at 10:00 a.m. on September 11, 1996 for the following purposes:

    1.   To elect five directors to the Board of Directors;

    2. To consider and vote upon a proposal to ratify the selection of Coopers & Lybrand L.L.P. as independent public accountants for the Company for the fiscal year ending March 31, 1997; and

    3. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

    These matters are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on July 15, 1996 as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

    Representation of at least a majority of all outstanding shares of Class A Common Stock and Class B Common Stock of C. Brewer Homes, Inc., considered as a single class, excluding Treasury Stock, is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

    Please read the proxy material carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

                                  Sincerely yours,


                                  /s/ John W.A. Buyers
                                  -------------------------
                                  John W.A. Buyers
                                  CHAIRMAN OF THE BOARD


August 21, 1996
Honolulu, Hawaii

                 STOCKHOLDERS SHOULD READ THE ENTIRE PROXY STATEMENT
                      CAREFULLY PRIOR TO RETURNING THEIR PROXIES

                                   PROXY STATEMENT
                                         FOR
                         1996 ANNUAL MEETING OF STOCKHOLDERS
                                          OF
                                C. BREWER HOMES, INC.

                           TO BE HELD ON SEPTEMBER 11, 1996


    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of C. BREWER HOMES, INC. (``C. Brewer Homes'' or the ``Company'') of proxies to be voted at the 1996 Annual Meeting of Stockholders, which will be held at 10:00 a.m. on September 11, 1996 at 827 Fort Street, Honolulu, Hawaii 96813, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 1996 Annual Meeting of Stockholders. This Proxy Statement and the proxy card were first mailed to stockholders on or about August 21, 1996. The Company's 1996 Annual Report is being mailed to stockholders concurrently with this Proxy Statement. The 1996 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.


                            VOTING RIGHTS AND SOLICITATION

    The close of business on July 15, 1996 was the record date for stockholders entitled to notice of and to vote at the 1996 Annual Meeting of Stockholders.
As of that date, C. Brewer Homes had 2,870,423 shares of Class A Common Stock, $.01 par value per share, and 5,465,577 shares of Class B Common Stock, $.01 par value per share (collectively, the ``Common Stock''), issued and outstanding. All of the shares of the Company's Common Stock outstanding on the record date, except for Treasury Stock, are entitled to vote at the 1996 Annual Meeting of Stockholders, and stockholders of record entitled to vote at the meeting will have one vote for each share of Class A Common Stock and three votes for each share of Class B Common Stock so held with regard to each matter to be voted upon.

    Shares of the Company's Common Stock represented by proxies in the accompanying form which are properly executed and returned to C. Brewer Homes will be voted at the 1996 Annual Meeting of Stockholders in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the directors as described herein under ``Proposal 1--Election of Directors'' and FOR ratification of the selection of accountants as described herein under ``Proposal 2--Ratification of Selection of Independent Public Accountants.'' Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote on such matters in accordance with their best judgment. Any stockholder has the right to revoke his or her proxy at any time before it is voted at the meeting. Election of directors by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election present in person or represented by proxy. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The entire cost of soliciting proxies will be borne by C. Brewer Homes. Proxies will be solicited principally through the use of the mails, but, if deemed desirable, may be solicited personally or by telephone, telegraph or special letter by officers and regular C. Brewer Homes employees for no additional compensation.


                                          1.

Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the Company's Common Stock, and such persons may be reimbursed for their expenses.


                                      PROPOSAL 1

                                ELECTION OF DIRECTORS

    A board of five directors will be elected at the 1996 Annual Meeting of Stockholders. The nominees for the Board of Directors are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below, unless instructions to the contrary are marked on the proxy. In the event that a nominee is unable or declines to serve as a director at the time of the 1996 Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until the director's successor has been elected.


NOMINEES TO BOARD OF DIRECTORS


                                                                                            DIRECTOR
NAME                     PRINCIPAL OCCUPATION                                                 SINCE    AGE
- ----                     --------------------                                                 -----    ---

John W.A. Buyers        Chairman of the Board of C. Brewer Homes, Inc.;                        1992     68
                        Chairman and Chief Executive Officer of
                        C. Brewer and Company, Limited and Chairman, President and
                        Chief Executive Officer of Buyco, Inc.

Clinton R. Churchill    Trustee for the Estate of James Campbell                               1993     52

David A. Heenan         Trustee for the Estate of James Campbell                               1993     56

Kent T. Lucien          Executive Vice President and Chief Financial Officer of                1989     42
                        C. Brewer and Company, Limited

B.G. Moynahan           President and Chief Executive Officer of C. Brewer Homes, Inc.         1991     48


    John W.A. Buyers has been Chairman of the Board of the Company since May 1992. Mr. Buyers was appointed President and Chief Executive Officer of C. Brewer and Company, Limited (``CBCL'') in 1975, and was the Chairman, President and Chief Executive Officer of CBCL from 1982 to 1993. Mr. Buyers has been the Chairman, President and Chief Executive Officer of Buyco, Inc. (``Buyco''), the parent of CBCL, since 1986. Mr. Buyers is a director of First Hawaiian Bank, Mauna Loa Resources, Inc. and John B. San Filippo & Sons, Inc., a commercial nut company.

    Clinton R. Churchill has been a Trustee for the Estate of James Campbell since July 1992. From July 1988 through July 1992, Mr. Churchill was the estate's Chief Executive Officer, and from October 1984 to June 1988, he served as its Chief Operating Officer. From 1981 to 1984, Mr. Churchill was the President and Chief Executive Officer of Gaspro, Inc. Mr. Churchill is also a director of the Bank of Hawaii.


                                          2.

    David A. Heenan has been a Trustee for the Estate of James Campbell since January 1995. From May 1982 to December 1994, Mr. Heenan was Chairman, President and Chief Executive Officer of Theo. H. Davies & Co., Ltd., the North American holding company for the Hong Kong-based Jardine Matheson. Mr. Heenan joined Theo. H. Davies & Co., Ltd. in May 1982. From April 1975 to April 1982, Mr. Heenan served as vice president for academic affairs at the University of Hawaii and, before that, as dean of its business school. Mr. Heenan is also a director of the Bank of Hawaii and Aloha Airlines, Inc.

    Kent T. Lucien was the Executive Vice President and Chief Financial Officer of the Company from April 1993 to April 1994. Mr. Lucien has been the Executive Vice President and Chief Financial Officer of CBCL since June 1991. From January 1989 to May 1991, Mr. Lucien was Senior Vice President and Chief Financial Officer of CBCL, and from January 1987 to December 1988, he was Vice President, Chief Financial Officer and Treasurer of CBCL. Mr. Lucien has been the Vice President of Mauna Loa Resources, Inc. since June 1986.

    B.G. Moynahan has been the President of the Company since July 1990 and its Chief Executive Officer since July 1991. From July 1990 to July 1991, Mr. Moynahan was also the Company's Chief Operating Officer, and from July 1989 to June 1990, he was the Company's Executive Vice President. From December 1986 until June 1989, Mr. Moynahan was the Company's Senior Vice President of Real Estate Development. From July 1983 to November 1986, Mr. Moynahan was Vice President, Planning and Control, and from October 1981 until June 1983, he was Manager, Special Projects.


                            BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of nine meetings during the fiscal year ended March 31, 1996 (the ``1996 fiscal year''). Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

    The Company has an Audit Committee, a Compensation Committee and a
Conflicts Committee of the Board of Directors. There is no nominating committee or committee performing the functions of such committee.

    The Audit Committee meets with the Company's financial management and its independent public accountants to review internal control conditions, audit plans and results, and financial reporting procedures. This Committee, which currently consists of Kent T. Lucien, Clinton R. Churchill and David A. Heenan, held one meeting during the 1996 fiscal year.

    The Compensation Committee reviews and approves the Company's compensation arrangements for executive officers and key employees and administers the Company's 1993 Stock Option/Stock Issuance Plan (the ``1993 Plan''). This Committee, which currently consists of David A. Heenan, John W.A. Buyers and Clinton R. Churchill, held two meetings during the 1996 fiscal year.

    The Conflicts Committee resolves any conflicts of interest that may arise in connection with the Company's ongoing relationship with Buyco, CBCL and their affiliates, including the amendment of any of the agreements between the Company and Buyco, CBCL and their affiliates. Prior to the initial public offering of the Company's Class A Common Stock in December 1993 (the ``Initial Public Offering''), the Company was a wholly owned subsidiary of CBCL, which is a wholly owned subsidiary of Buyco. Buyco is the common parent of an affiliated group of corporations formed in connection with the acquisition of CBCL in 1986. This Committee, which currently consists of Clinton R. Churchill, David A. Heenan and B.G. Moynahan, held one meeting during the 1996 fiscal year.


                                          3.

                                DIRECTOR REMUNERATION

    Non-employee members of the Board are each paid an annual retainer fee of $15,000 and are reimbursed for all reasonable out-of-pocket costs incurred in connection with their attendance at such meetings. They also receive $500 for each meeting of the Board attended, $400 for each committee meeting attended on a day on which no Board meeting is held, and $200 for each committee meeting attended on the same day on which a Board meeting is held. Pursuant to the automatic option grant program under the 1993 Plan, each individual who first becomes a non-employee Board member after the effective date of the 1993 Plan is eligible to receive an option grant for 5,000 shares of Class A Common Stock at an exercise price per share equal to the fair market value on the date of grant. Each individual who continues to serve as a non-employee Board member is also eligible to receive a 5,000-share option grant biennially on the date of every second Annual Meeting of Stockholders since the 1995 Annual Meeting of Stockholders, provided such individual has served as a non-employee Board member for at least six months. A non-employee Board member may not receive options to purchase more than 25,000 shares of Class A Common Stock over his or her period of Board service.



                                          4.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock as of May 9, 1996 by: (i) each person who is known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Class A Common Stock or Class B Common Stock; (ii) each director; (iii) each officer listed in the Summary Compensation Table; and (iv) all directors and executive officers as a group.



                                                                               COMMON STOCK (1)
                                                  ---------------------------------------------------------------------------
                                                                 CLASS A                              CLASS B
                                                  ----------------------------------      -----------------------------------
                                                                       PERCENTAGE                                PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER                     SHARES        OF CLASS(2)             SHARES           OF CLASS(3)
- ------------------------------------              -----------------  ---------------      -----------------  ----------------

John W.A. Buyers (4) (5) (15). . . . . . . . . .           1,389              *             1,094,185               19.4%
SC Fundamental Inc.,
    The SC Fundamental Value Fund, L.P.,
    SC Fundamental Value BVI, Inc., Gary N.
    Siegler and Peter M. Collery (6) . . . . . .         490,600          18.2%                    --                  --
    712 Fifth Avenue
    New York, NY 10019
Brinson Partners, Inc.,
    Brinson Holdings, Inc.,
    SBC Holding (USA), Inc.
    and Swiss Bank Corporation (7) . . . . . . .          426,25          15.8%                    --                  --
    209 South LaSalle
    Chicago, IL  60604
Dimensional Fund Advisors, Inc.. . . . . . . . .         283,400          10.5%                    --                  --
    1299 Ocean Avenue
    Santa Monica, CA  90401
Marvin J. Tilker (8) . . . . . . . . . . . . . .              --             --               397,050                7.0%
    415 South St. I4004
    Honolulu, HI 96813
Richard W. Kazmaier Trust (9). . . . . . . . . .              --             --               388,379                6.9%
    676 Elm Street
    Concord, MA 01742
John J. F. Sherrerd (10) . . . . . . . . . . . .              --             --               367,787                6.5%
    833 Miurfield Road
    Bryn Mawr, PA 19010
Jean E. Rolles Trust UA Feb. 4, 1988 (11). . . .              --             --               364,543                6.5%
    3087 La Pietra Circle
    Honolulu, HI 96815
Paul C.T. & Violet S.W. Loo (12) . . . . . . . .              --             --               362,535                6.4%
    950 Waiiki Street
    Honolulu, HI 96821
Ing Family Partnership . . . . . . . . . . . . .              --             --               361,283                6.4%
    130 Merchant Street, Suite 1000
    Honolulu, HI 96813
B.G. Moynahan (13)(14) . . . . . . . . . . . . .         205,000           7.2%                54,974                1.0%
Clinton R. Churchill (15). . . . . . . . . . . .          10,589              *                    --                  --
David A. Heenan (15) (16). . . . . . . . . . . .           7,189              *                    --                  --
Kent T. Lucien (15)  . . . . . . . . . . . . . .           6,389              *               112,901                2.0%
Craig S. Champion (13) . . . . . . . . . . . . .          26,781           1.0%                    --                  --
Edward T. Foley (13) . . . . . . . . . . . . . .          13,021              *                    --                  --
Rodney L. Gilliland (13) . . . . . . . . . . . .              --             --                    --                  --
David W. Blane . . . . . . . . . . . . . . . . .              --             --                    --                  --
All executive officers and directors as
    a group (12 persons) (17). . . . . . . . . .         296,169          10.0%             1,278,317               22.7%
- -----------------------------------------------------------
*   Less than 1%




                                          5.

(1) Except as indicated in the footnotes to this table, the stockholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of Class A Common Stock and Class B Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Based on 2,700,173 shares of the Company's Class A Common Stock outstanding on May 9, 1996.

(3) Based on 5,635,827 shares of the Company's Class B Common Stock outstanding on May 9, 1996.

(4)   Mr. Buyer's address is 827 Fort Street, Honolulu, HI 96813.

(5) Includes 1,064,185 shares of Class B Common Stock beneficially owned by the J.W.A. Buyers Revocable Living Trust dated December 20, 1989 and 30,000 shares of Class B Common Stock beneficially owned by the John W.A. Buyers and Elsie P. Buyers Irrevocable Trust.

(6) Beneficial ownership is based on an amended Schedule 13D filed on or about January 5, 1996, which states: (i) The SC Fundamental Value Fund, L.P. and its general partner, SC Fundamental, Inc., beneficially own and share voting and dispositive power over 322,950 shares of Class A Common Stock; (ii) SC Fundamental Value BVI, Inc. beneficially owns 167,650 shares of Class A Common Stock which it purchased as managing general partner of the investment manager of SC Fundamental Value BVI, Ltd. and shares voting and dispositive power with respect to such shares; and
      (iii) Gary N. Siegler and Peter M. Collery is each a controlling stockholder, executive officer and director of SC Fundamental Inc. and SC Fundamental Value BVI, Inc. and by virtue of such status may be deemed to own beneficially these 490,600 shares of Class A Common Stock.

(7) Beneficial ownership is based on a Schedule 13G filed on or about February 14, 1996, which states: Brinson Partners, Inc. is a wholly owned subsidiary of Brinson Holdings, Inc. Brinson Holdings, Inc. is a wholly owned subsidiary of SBC Holding (USA), Inc. SBC Holding (USA), Inc. is a wholly owned subsidiary of Swiss Bank Corporation. By virtue of such corporate relationships, Swiss Bank Corporation, SBC Holding
      (USA), Inc., and Brinson Holdings, Inc. may be deemed to own beneficially these 426,250 shares.

(8) Includes 39,646 shares beneficially owned by the Marvin J. Tilker Trust, 12,379 shares beneficially owned by the Marvin Tilker Irrevocable Trust, and 345,025 shares beneficially owned by the Marvin J. Tilker Revocable Trust.

(9) Includes 27,096 shares beneficially owned by the Richard W. Kazmaier Trust UA December 8, 1989, 252,898 shares beneficially owned by the Richard W. Kazmaier 1988 Trust and 108,385 shares beneficially owned by the KSG Trust.

(10) Includes 61,947 shares beneficially owned by the John J.F. Sherrerd Deed Trust, 39,019 shares beneficially owned by the John J.F. Sherrerd Trust, and 27,457 shares beneficially owned by Kathleen C. Sherrerd.

(11) Includes 1,081 shares beneficially owned by the Jean E. Rolles Trust UA December 26, 1985 and 1,081 shares beneficially owned by the Jean E. Rolles Trust UA October 12, 1988.

(12) Includes 66,076 shares beneficially owned by Pamela M. Y. Loo, 66,076 shares beneficially owned by Rodney K.H. Loo, 20,632 shares beneficially owned by the Pamela M.Y. Loo Irrevocable Living Trust, and 20,632 beneficially owned by the R.K.H. Loo Irrevocable Living Trust.

(13) Includes options exercisable within 60 days of May 9, 1996, held by Mr. Moynahan, Mr. Champion, Mr. Foley and Mr. Gilliland, to purchase 165,000; 25,781; 13,021; and zero shares of Class A Common Stock, respectively.

(14)  Mr. Moynahan's address is P.O. Box 1437, Wailuku, Hawaii 96793.

(15) Includes options exercisable within 60 days of May 9, 1996, held by Messrs. Churchill, Heenan and Lucien, to each purchase 6,389 shares of Class A Common Stock, and options exercisable within 60 days of May 9, 1996, held by Mr. Buyers, to purchase 1,389 shares of Common Stock. These options were granted pursuant to the Company's automatic option grant program for non-employee Board members.

(16) Includes 800 shares of Class A Common Stock beneficially owned by the Nery L. Heenan Revocable Living Trust.

(17) Includes options exercisable within 60 days of May 9, 1996, held by all executive officers and directors as a group, to purchase an aggregate of 246,858 shares of Class A Common Stock.


                                          6.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table provides certain summary information concerning the compensation earned by (i) the Company's Chief Executive Officer, (ii) each of the three other most highly compensated executive officers of the Company serving as such as of the end of the last fiscal year whose total annual salary and bonus exceeded $100,000, and (iii) one former executive officer of the Company, for services rendered in all capacities to the Company for the fiscal years ended March 31, 1996, March 31, 1995 and March 31, 1994. Such individuals will be hereafter referred to as the ``Named Executive Officers.''

                              SUMMARY COMPENSATION TABLE


                                                                                         Long-Term
                                         Annual Compensation                        Compensation Awards
                             ------------------------------------------------    ----------------------------
                                                                 Other           Securities      All Other
Name and Principal           Fiscal                              Annual          Underlying      Compensation
Position                     Year     Salary(1)     Bonus(2)     Compensation      Options       (3)(4)
- -------------------------     ------   ---------   ----------     -------------   ----------      ------------
B.G. Moynahan                1996      $250,000       --                --           --           $11,256
  Chief Executive Officer    1995       225,000    $ 71,250             --           --             9,100
  and President              1994       182,077     239,833         $137,472(5)   $330,000          5,687

Craig S. Champion            1996       135,000       --                --           --             8,550
  Senior Vice President,     1995       120,000      31,000             --           --             3,600
  Development                1994       106,667      78,267             --          41,250            860

Edward T. Foley              1996       115,000       --                --           --             4,777
  Senior Vice President      1995        92,138      24,607             --          25,000          1,306
  and Chief Financial        1994         --          --                --           --              --
  Officer (6)

Rodney L. Gilliland          1996       126,250       --                --          25,000          2,175
  Senior Vice President,     1995        33,333       5,000             --          15,000(8)        --
  Sales and Marketing (7)    1994         --          --                --           --              --

David W. Blane               1996        26,000       --                --           --            42,640
  Senior Vice President,     1995        98,141      19,907             --           --             2,944
  Maui Operations (9)        1994        92,500      61,500             --          33,000            750


- ---------------------------------
(1) Includes employee contributions to CBCL's 401(k) Plan and Buyco's 401(k) Plan in which the Company's employees participated prior to the Initial Public Offering. The Company's employees continue to participate in CBCL's 401(k) Plan.

(2) No bonuses were awarded by the Company in the 1996 fiscal year. The bonuses earned for the 1995 fiscal year were paid in May 1995 and the bonuses earned for the 1994 fiscal year were paid in the 1995 fiscal year.


                                          7.

(3) The indicated amount for each Named Executive Officer is comprised of the contributions made by the Company to CBCL's 401(k) Plan on behalf of each such officer which match his or her salary deferral contributions to such plan as follows:



                                                      401(K) PLAN
              NAME                     YEAR         CONTRIBUTION
              ----                     ----         ------------
              B.G. Moynahan            1996               $6,656
                                       1995                4,500
                                       1994                1,687

              Craig S. Champion        1996                8,550
                                       1995                3,600
                                       1994                  860

              Edward T. Foley          1996                4,777
                                       1995                1,306
                                       1994                 --

              Rodney L. Gilliland      1996                2,175
                                       1995                 --
                                       1994                 --

              David W. Blane           1996(a)             5,440
                                       1995                2,944
                                       1994                  750


     (a) Mr. Blane also received $30,000 as severance pay in connection with his resignation from the Company, and $7,200 as the value of his accrued by unused vacation.

(4) The indicated amount for Mr. Moynahan also is comprised of the life insurance premiums paid by the Company on behalf of Mr. Moynahan. Such premiums were $4,600, $4,600 and $4,000 in the 1996 fiscal year, the 1995 fiscal year and the 1994 fiscal year, respectively.

(5) Other annual compensation is comprised of perquisites and other benefits paid by the Company or Buyco. Included in the amount shown for Mr. Moynahan in the 1994 fiscal year is $128,097 paid by Buyco under its tax offset program. Pursuant to this program, eligible participants received a tax offset payment which is designed to compensate the participant for the federal and Hawaii state income tax liability incurred upon exercise by such participant of a non-qualified option granted under the Buyco, Inc. 1985 Stock Option Plan.

(6)  Mr. Foley became an employee of the Company in April 1994.

(7) Mr. Gilliland became an employee of the Company in December 1994. His annual base salary for the 1995 fiscal year was $100,000.

(8) These options were cancelled in connection with the grant of options to Mr. Gilliland in the 1996 fiscal year.

(9) Mr. Blane resigned from the Company effective June 1995. His annual base salary for the 1996 fiscal year was $104,000.


                                          8.

STOCK OPTIONS

     The following table sets forth information concerning the stock options granted by the Company during the 1996 fiscal year to the Named Executive Officers. Except for the limited stock appreciation rights described in footnote (1) below, no stock appreciation rights were granted during the 1996 fiscal year to the Named Executive Officers.

                          OPTION GRANTS IN LAST FISCAL YEAR



                      Individual Grants
                      Number of      Percent of Total                                     Potential Realizable Value at
                      Securities     Options Granted                                         Assumed Annual Rates of
                      Underlying     to Employees in    Exercise or Base                    Stock Price Appreciation
                      Options            Fiscal            Price Per       Expiration          for Option Term(4)
                                                                                          -----------------------------
Name                  Granted (1)       Year (2)           Share (3)          Date            5%         10%
- -------------------   -----------    ----------------   ----------------   ----------     ---------   ---------
B.G. Moynahan           --                --                  --              --              --         --

Craig S. Champion       --                --                  --              --              --         --

Edward T. Foley         --                --                  --              --              --         --

Rodney L. Gilliland   25,000              83%               $5.125         08/20/05        $80,577    $204,198

David W. Blane          --                --                  --              --              --         --


- --------------------------------

(1) The option was granted on August 21, 1995 under the 1993 Plan and entitles Mr. Gilliland to purchase shares of the Company's Class A Common Stock.
    The option will become exercisable for 25% of the option shares upon the completion of one year of service measured from the grant date and for the remaining shares in 36 equal monthly installments upon completion of each additional month of service thereafter. In connection with this option grant, Mr. Gilliland's option for 15,000 shares, granted in the 1995 fiscal year, was cancelled.

    The shares subject to the option will immediately vest in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity. The Plan Administrator has the discretionary authority to provide for accelerated vesting of the option shares following a hostile change in control of the Company, whether by tender offer for more than 50% of the Company's outstanding voting stock or change in the majority of the Board effected through one or more proxy contests. The option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

    The Plan Administrator may grant stock appreciation rights in connection with one or more option grants made under the Plan. Two types of stock appreciation rights may be issued: (i) tandem rights which require the holder to elect between the exercise of the underlying option for shares of Class A Common Stock and the surrender of such option for a distribution from the Company, payable in cash or shares of Common Stock, based upon the appreciated value of the option shares or (ii) limited rights pursuant to which each outstanding option is cancelled upon a take-over of the Company effected through a hostile tender offer for more than 50% of the outstanding Class A Common Stock in exchange for a cash distribution from the Company equal to the tender-offer price of the vested shares of Class A Common Stock subject to that option less the exercise price payable for those shares. The option listed above contains limited stock appreciation rights.

(2) The Company granted options to employees to purchase a total of 30,000 shares of Class A Common Stock during the 1996 fiscal year.

(3) The exercise price may be paid in cash, in shares of the Company's Class A Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income and employment tax liability incurred by the optionee in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of Class A Common Stock) in satisfaction of such tax liability. The Plan Administrator also has the discretionary authority to reprice outstanding


                                          9.

    options through the cancellation of those options and the grant of replacement options with an exercise price equal to the lower fair market value of the option shares on the regrant date.

(4) The five percent and ten percent assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There is no assurance that the actual stock price appreciation over the ten-year option term will be at those assumed rates or at any other level. Unless the market price of the Company's Class A Common Stock does in fact appreciate over the option term, no value will be realized from the option grants.


STOCK OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information with respect to the Named Executive Officers concerning shares of the Company's Class A Common Stock subject to exercisable and unexercisable stock options which the Named Executive Officers held at the end of the 1996 fiscal year. No options or SARs were exercised by any Named Executive Officer during the 1996 fiscal year. Except to the extent of any limited stock appreciation rights awarded in connection with outstanding options, none of the Named Executive Officers held any stock appreciation rights at the end of that fiscal year.

                            FISCAL YEAR-END OPTION VALUES


                                                       Value of unexercised
                          Number of Securities        in-the-money options at
                         underlying unexercised        fiscal year end less
                       options at fiscal year-end        exercise price(1)
                      ----------------------------  ---------------------------
     Name              Exercisable   Unexercisable   Exercisable  Unexercisable
- -------------------   ------------   -------------   -----------  -------------
B.G. Moynahan            148,500        181,500         0              0
Craig S. Champion         23,203         18,047         0              0
Edward T. Foley           11,458         13,542         0              0
Rodney L. Gilliland         --           25,000         0              0
David W. Blane (2)          --             --           0              0

- -------------------------------


(1) None of the outstanding options held by the Named Executive Officers as of the 1996 fiscal year-end have an exercise price less than the fair market value on March 31, 1996, which was $4.1875.

(2) Mr. Blane resigned from the Company effective June 1995. In accordance with the terms of the 1993 Plan, Mr. Blane's options were subsequently cancelled.

DEFINED BENEFIT PLAN

     Prior to the Initial Public Offering, the Company's employees with at least one year of service participated in a qualified retirement plan sponsored by CBCL (the ``Defined Benefit Plan''). CBCL had made annual contributions to the Defined Benefit Plan as determined by the Defined Benefit Plan's actuary. In connection with the Initial Public Offering, the benefit accruals for the Company's employees were calculated and frozen based on final average compensation and credited service prior to December 1, 1993. During the 1996 fiscal year, CBCL terminated the Defined Benefit Plan.


                                         10.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the ``Compensation Committee'') establishes and administers the Company's executive compensation program. The Compensation Committee reviews compensation levels of persons designated as executive officers (``Executive Officers'') and key employees by the Board of Directors and evaluates significant employee benefit programs, executive management performance and related matters pertaining to Executive Officers. The Compensation Committee also administers the 1993 Plan.

     In December 1993, prior to the Company's Initial Public Offering, the Company entered into an employment agreement with B.G. Moynahan, the Company's President and Chief Executive Officer, providing for the payment of an initial base salary of $225,000. The employment agreement has a term of three years. The Compensation Committee played no role in establishing the terms of this agreement. The following is a summary of policies of the Committee that affect the compensation paid to Executive Officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

                      OVERALL EXECUTIVE COMPENSATION PHILOSOPHY

     The Company's executive compensation programs are designed to allow the Company to compete for, retain and motivate talented executives necessary for the Company's success by creating a strong relationship between executive compensation and the interests of stockholders, as reflected by the Company's financial performance and long-term stock price appreciation.

     The Company's executive compensation philosophy is based on the following objectives:

     - ATTRACT AND RETAIN HIGHLY QUALIFIED EXECUTIVE TALENT BY PROVIDING COMPETITIVE TOTAL COMPENSATION. The Company relies on publicly-available information, independent homebuilding industry compensation surveys and the advice of independent compensation consultants to ensure that this objective is achieved.

     - MOTIVATE EXECUTIVE OFFICERS TO ACHIEVE HIGHEST LEVELS OF PERFORMANCE BY PROVIDING A SIGNIFICANT PORTION OF TOTAL COMPENSATION THROUGH ANNUAL INCENTIVES. All Executive Officers receive a significant portion of their total compensation in annual incentives and, as levels of responsibility increase, a greater proportion of total compensation is performance-based.

     - ALIGN EXECUTIVE OFFICERS' INTERESTS WITH THE INTEREST OF STOCKHOLDERS BY PROVIDING SIGNIFICANT INCENTIVES TO MANAGE THE COMPANY FROM THE PERSPECTIVE OF AN OWNER. A significant portion of Executive Officers' total compensation is provided in the form of stock options which reward long-term Company performance and create a commonality of interests between executives and stockholders.

     - STRIVE FOR FAIRNESS IN THE ADMINISTRATION OF COMPENSATION. The Company strives to fairly balance compensation for individuals within the Company as well as between the Company and comparable companies.

     The Company's executive compensation program consists of three primary elements: base salaries, annual incentives and stock options which are described below. Executive Officers are also eligible to receive other benefits which are generally available to all full-time employees of the Company.


                                         11.

                                     BASE SALARY

     In order to achieve the Company's objective to attract and retain a highly qualified executive team, the base salaries of Executive Officers are established at levels which are consistent with the average amounts paid by competing public and private companies with comparable operations. Each executive's base salary is then established after considering individual performance, experience and level of responsibility.

                                  ANNUAL INCENTIVES

     The Company's annual executive incentive program, which includes the Chief Executive Officer, Executive Officers (including Named Executive Officers) and other key management employees, is intended to motivate and reward participants for their contribution toward the attainment of the Company's annual performance targets, typically including pre-tax income, earnings per share, cash flow, and certain operational and strategic goals which may vary from period to period such as land use approvals, project financing, corporate financing, acquisitions/joint ventures and organizational development. The aggregate amount of the Company's annual incentive pool is based on a percentage of the Company's pre-tax income. This amount is allocated to program participants based on the Company's performance and the individual performance and contribution of participants. Participants in the annual executive incentive program are also eligible for annual incentives available to all Company employees through the Company's Performance Improvement Incentive Plan, which provides for awards of up to a maximum of 15% of the employee's base salary based on the Company's achievement of targeted performance objectives. The Company did not meet its performance targets for the 1996 fiscal year. Accordingly, no individual annual incentives were awarded by the Company in the 1996 fiscal year.

                                    STOCK OPTIONS

     Executive Officers are eligible to receive periodic grants of stock options pursuant to the 1993 Plan. These stock options closely align the interests of executives and stockholders as the ultimate value received by option holders is directly related to increases in the Company's stock price.

     Rodney L. Gilliland received a stock option grant for 25,000 shares of Class A Common Stock in connection with his employment as the Company's Senior Vice President, Sales and Marketing. No other options were granted to any other Named Executive Officers in the 1996 fiscal year.

     The Compensation Committee intends to evaluate additional grants annually for the Named Executive Officers and other key personnel.

                         CHIEF EXECUTIVE OFFICER COMPENSATION

     Based upon competitive salary information, Mr. Moynahan's base salary for the 1996 fiscal year was adjusted to $250,000 from the $225,000 annual rate established in December 1993.

DEDUCTION LIMIT FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code (``Section 162(m)'') limits federal income tax deductions for compensation paid to the Chief Executive Officer and the four other most highly compensated officers of a public company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions.

     The Company believes that stock options granted to its executives currently qualify for the performance-based exception to the deduction limit. In addition, future amendments to the plan under which those options are granted may be necessary to preserve such qualification in the future.


                                         12.

     While it is unlikely that other compensation payable to any Executive Officer would exceed the deduction limit in the near future, the Compensation Committee has not yet considered whether it will seek to qualify compensation other than options for the performance-based exception or will prohibit the payment of compensation that would exceed the deduction limit. However, in approving the amount and form of compensation for Executive Officers, the Compensation Committee will continue to consider all elements of cost to the Company of providing that compensation.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

                              David A. Heenan, Chairman
                                   John W.A. Buyers
                                 Clinton R. Churchill


                                         13.

PERFORMANCE GRAPH

     The following performance graph shows the percentage change in cumulative total return to a holder of the Company's Class A Common Stock, assuming dividend reinvestment, compared with the cumulative total return, assuming dividend reinvestment, of the Standard & Poor's 500 Stock Index and the peer group indicated below, during the period from December 14, 1993 through March 31, 1996.

                        COMPARISON OF CUMULATIVE TOTAL RETURN*
                         DECEMBER 14, 1993 TO MARCH 31, 1996


                                       [GRAPH]

PEER GROUP
CENTEX CORP
CONTINENTAL HOMES
      HOLDGS CORP
D R HORTON             LENNAR CORP
ENGLE HOMES            ORIOLE HOMES CORP   SCHULER HOMES INC
HOVNANIAN ENTR         PRESLEY COS/DE      STANDARD PACIFIC     UDC HOMES INC
INCO HOMES CORP        PULTE CORP          SUNDANCE HOMES INC   WASH HOMES INC
KAUFMAN & BROAD HOME   RYLAND GRP INC      TOLL BROS INC        WEBB(DEL E) CORP


                         12/14/93    3/31/94      3/31/95     3/31/96

C. BREWER HOMES, INC.    $100.00     $104.13       $49.98      $34.89
S&P 500 STOCK INDEX      $100.00      $97.55      $112.74     $148.93
PEER GROUP               $100.00      $89.96       $69.69      $82.34

     *    $100 invested on 12/14/93 in stock, group or index.


                                         14.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John W.A. Buyers was a member of the Compensation Committee of the Board of Directors of the Company during the last fiscal year. Mr. Buyers is also the Chairman of the Board of Directors of the Company, as well as the Chairman, President and Chief Executive Officer of Buyco and Chairman and Chief Executive Officer of CBCL. Mr. Buyers owns greater than ten percent of the outstanding shares of Buyco, of which CBCL is a wholly owned subsidiary.


                   RELATIONSHIP WITH C. BREWER AND COMPANY, LIMITED

     The Company was initially incorporated in the State of Hawaii in October 1970. (The Company changed its state of incorporation from Hawaii to Delaware in October 1994.) Prior to the Initial Public Offering, the Company was a wholly owned subsidiary of CBCL, which is a wholly owned subsidiary of Buyco. Buyco is the common parent of an affiliated group of corporations formed in connection with the acquisition of CBCL in 1986. Initially a trading company, in 1876 CBCL's business became principally focused on the operation of sugar plantations and, over the subsequent years, CBCL increased its landholdings to support this business. In the late 1970s and early 1980s, CBCL diversified into other businesses, including the growing, packaging and marketing of macadamia nut, guava, and coffee products, as well as the distribution of industrial products and services. CBCL was an independent, publicly traded company listed on the New York Stock Exchange until 1978, when it was acquired by International Utilities Corporation. In 1986, a group of investors led by John W.A. Buyers, CBCL's Chairman, President and Chief Executive Officer, formed Buyco, which completed a leveraged buyout of CBCL.

     In connection with the Initial Public Offering, the Company and CBCL entered into a number of agreements for the purpose of defining their ongoing relationship. These agreements were not the result of negotiations between independent parties. There can be no assurance that each of such agreements is, or that all of the agreements taken as a whole are, on terms comparable to those that would have resulted from negotiations between unaffiliated parties. Additional or modified agreements, arrangements and transactions may be entered into by the Company and CBCL and its affiliates. Any such future agreements, arrangements and transactions will be determined through negotiation among the Company, CBCL and its affiliates, as the case may be, and it is possible that conflicts of interest may arise. The Conflicts Committee of the Board of Directors will resolve such conflicts of interest.

     Set forth below are summaries of certain agreements, arrangements and transactions among the Company, CBCL and certain of their affiliates. Copies of such agreements are included as exhibits to the Company's Registration Statement on Form S-1, and the following discussions with respect to such agreements are qualified in their entirety by reference to the agreements as filed with the Securities and Exchange Commission.

INTERCOMPANY AGREEMENT

     Management Services. The Intercompany Agreement provides that CBCL will make available to the Company, at the Company's request, various services to the Company, including human resources and risk management. The Company will pay CBCL monthly the fully burdened cost of such services, including where appropriate, a reasonable allocation of the costs of data processing facilities, wage and fringe benefit costs, and occupancy and material costs. In addition, CBCL will be reimbursed for any out-of-pocket expenses incurred in connection with providing the services, as well as for extraordinary services.

     The agreement between the Company and CBCL regarding provision of services renews automatically for one-year periods unless written notice of termination by either party is received by the other party not less than 60 days prior to the end of the applicable term. CBCL makes no representations or warranties with respect


                                         15.

to services provided under the Intercompany Agreement, except that CBCL agrees to perform such services with the same degree of care, skill and prudence customarily exercised in its own operations. CBCL will not be liable for any losses or damages suffered in respect of services performed under the Intercompany Agreement, other than losses or damages arising from CBCL's intentional or negligent failure to perform or its negligence in the performance of such services.

     Access to Information. The Intercompany Agreement provides that each of CBCL and the Company will be granted access to certain records and information in the possession of the other party. The Intercompany Agreement generally requires each party to retain all such information in its possession until December 1996 (other than tax returns and related documents, which may be requested to be retained for a longer period), and thereafter to give the other party prior notice of any planned disposition of such information.

     Insurance. The Intercompany Agreement requires CBCL to provide insurance coverage to the Company under insurance policies issued to CBCL and CBCL's self-insurance programs, and requires the Company to pay a premium for such coverage, subject to renegotiation annually. The insurance includes property damage, builders' risk, general and automobile liability, workers' compensation, blanket crime and fiduciary liability. Risks not covered under such policies or programs will be borne by the Company. Either party may terminate the insurance coverage, in whole but not in part, upon 120 days' prior written notice. If the Company terminates the insurance coverage, the Company will nonetheless be obligated to pay the then-current annual premium. If CBCL terminates the insurance coverage, the Company will receive a pro-rata refund on the premium paid. The Intercompany Agreement also provides for the allocation of proceeds under existing insurance policies between CBCL and the Company after the Initial Public Offering and sets forth procedures for the administration of insured claims.

     Trademark License. Under the Intercompany Agreement, CBCL granted to the Company in perpetuity (subject to the conditions described below) an exclusive royalty-free right and license to use the trade name, trademark and service mark ``C. Brewer'' as the distinctive portion of the Company's name and in connection with the development and sale of residential real estate. The Company may sublicense the trademark and may change the form and manner of the trademark, in each case subject to the prior written approval of CBCL, which shall not be unreasonably withheld. As a condition of the trademark license, the Company must maintain quality control standards, policies and procedures acceptable to CBCL. The trademark license may be terminated by CBCL only upon an uncured material breach of the section of the Intercompany Agreement relating to the trademark license or upon the insolvency or liquidation of the Company.

     Taxes. Pursuant to the Intercompany Agreement, Buyco, CBCL and their affiliated companies (other than the Company) paid all federal and state income taxes and other taxes accrued to the Buyco affiliated group of corporations prior to the Initial Public Offering and paid all taxes arising from the Initial Public Offering (including any taxes resulting from the transfer of assets to CBCL and its affiliates pursuant to the restructuring in connection with the Initial Public Offering); and the Company paid all taxes associated with the Company's operations accrued during 1993 and thereafter and certain fees and conveyance taxes arising from the transfer of assets from the Company to affiliates of CBCL as part of the restructuring.

ASSET EXCHANGE AGREEMENT AND CONTRIBUTION AGREEMENT

     Allocation of Assets and Liabilities. The Company, CBCL and certain of their subsidiaries entered into an Asset Exchange Agreement (the ``Asset Exchange Agreement'') and a Contribution Agreement (the ``Contribution Agreement''), which together provided for the principal corporate transactions required to effect the restructuring, including the transfer to the Company of CBCL's inventory of entitled land and certain unentitled land at CBCL's historical cost basis, the transfer by the Company to CBCL of certain unentitled, undeveloped land as well as the stock of Kilauea Irrigation Co., Inc. and the allocation between the Company and CBCL of certain liabilities. The Asset Exchange Agreement contains representations by the parties thereto regarding each company's ownership of the real property being transferred by it in connection with the


                                         16.

restructuring. The Contribution Agreement contains representations by CBCL and certain of its subsidiaries regarding their ownership of the real property being contributed by them to the Company in connection with the restructuring.

     Subject to certain exceptions, these agreements provide for assumptions and cross-indemnities designed to allocate financial responsibility for general corporate liabilities. The liabilities assumed by the Company include
(i) certain liabilities specifically assumed by the Company arising out of or in connection with the real property transferred by the Company to CBCL and
(ii) certain liabilities arising under the Securities Act of 1933, as amended. Liabilities assumed by CBCL include liabilities primarily arising out of or in connection with real property transferred to the Company by CBCL and to CBCL by the Company in the restructuring, including environmental liabilities and liabilities for any deferred or rollback taxes with respect to such property. Both the Asset Exchange Agreement and the Contribution Agreement include procedures for notice and payment of indemnification claims and provide that a party required to indemnify another party for a claim or suit brought by a third party may elect to assume the defense of such claim. Any indemnification payments will be adjusted to reflect the receipt of insurance proceeds and the effect of federal, state and local taxes. In addition, (i) to the extent that CBCL or any affiliate of CBCL defaults in the making of any indemnification payments owed to the Company and such default is not cured, the Company may offset against such defaulted amounts any payments owed by it to CBCL pursuant to the Option/Right of First Refusal Agreement (as described below) at a rate of $1.20 for every $1.00 of unpaid indemnification obligation and (ii) to the extent that the Company defaults in the making of any indemnification payments owed CBCL or any of its affiliates and such default is not cured, CBCL may offset against such defaulted amounts any payments owed by it to the Company pursuant to the Development and Management Services Agreement (described below) at a rate of $1.20 for every $1.00 of unpaid indemnification obligation.

     Office Sublease. The Asset Exchange Agreement provides that CBCL will sublease approximately 2,800 square feet of office space to the Company in Honolulu. The aggregate rental expense for this property currently rented to the Company from CBCL is approximately $150,000 annually. The Company anticipates that rental obligations under this sublease will terminate in the 1997 fiscal year in connection with the relocation of its corporate headquarters to the island of Maui.

DEVELOPMENT AND MANAGEMENT SERVICES AGREEMENT

     The Company and CBCL entered into a Development and Management Services Agreement (the ``Development and Management Services Agreement'') pursuant to which the Company provides certain land entitlement, development (including planning and engineering) and management services to CBCL. CBCL pays the Company on a monthly basis the fully burdened cost of such services plus 30%. In addition, the Company is reimbursed for the actual cost of any out-of-pocket expenses incurred in connection with providing the services, as well as for extraordinary services.

     The Development and Management Services Agreement will expire in December 1996. The Company and CBCL are presently discussing the possibility of renewal of this Agreement.

OPTION/RIGHT OF FIRST REFUSAL AGREEMENT

     The Company, CBCL and certain of their subsidiaries entered into an Option/Right of First Refusal Agreement which provides that, among other things, for 20 years from the date of the Initial Public Offering in December 1993, the Company will have the option to purchase up to approximately 1,982 acres of currently unentitled land in the State of Hawaii from CBCL at its fair market value (less a discount of 3.5% representing customary selling costs avoided by CBCL) at the time of exercise of the option. The Company will undertake an appraisal of such property at the time of exercise of the option and will not be required to purchase any property at a price above such appraisal (less a discount of 3.5% representing customary selling costs avoided by CBCL). In the event the Company and CBCL are unable to agree on a fair market value, the fair market


                                         17.

value will be determined by a three-party appraisal procedure set forth in the Option/Right of First Refusal Agreement.

     If, prior to the Company's exercise of the option, CBCL desires to sell such property, the Company will have a right of first offer and a right of first refusal prior to the sale of such property to a third party upon the same terms as those available to a third party. Except pursuant to the Development and Management Services Agreement, for a period of ten years from December 1993, CBCL is restricted from developing or causing to be developed any of its properties for residential use. However, CBCL retains the right (i) to subdivide its properties, (ii) subject to the option and right of first refusal, to sell its properties, and (iii) subject to the option and right of first refusal, to hold direct and indirect interests in entities that are engaged in the planning or construction of such properties, provided that neither CBCL nor any of its subsidiaries controls any such entity or is actively involved in the development of such residential real estate. CBCL has agreed that for a period of five years from December 1993, it will not, without the consent of the Company's outside directors, take any steps to entitle any property not subject to the option and right of first refusal. If the Company's outside directors consent to such entitlement activities or if such property is otherwise entitled, such property will then become subject to the right of first refusal.


         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended March 31, 1996 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners.


                                         18.

                                      PROPOSAL 2

             RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Coopers & Lybrand L.L.P. served as independent public accountants for the Company for the fiscal year ended March 31, 1996. The Board of Directors desires the firm to continue in this capacity for the current fiscal year. Accordingly, a resolution will be presented to the meeting to ratify the selection of Coopers & Lybrand L.L.P. by the Board of Directors as independent public accountants to audit the accounts and records of the Company for the fiscal year ending March 31, 1997, and to perform other appropriate services. In the event that stockholders fail to ratify the selection of Coopers & Lybrand L.L.P., the Board of Directors would reconsider such selection.

     A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires to do so.


                                STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered at the 1997 Annual Meeting of Stockholders must be received by C. Brewer Homes no later than May 13, 1997. The proposal must be mailed to the Company's principal executive offices, P.O. Box 1437, Wailuku, Hawaii 96793, Attention: B.G. Moynahan. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.


                                    OTHER MATTERS

     Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE WHICH HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                                        By Order of the Board of Directors,


                                        /S/John W.A. Buyers

                                        John W.A. Buyers
                                        CHAIRMAN OF THE BOARD

August 21, 1996
Honolulu, Hawaii


                                         19.

                              C. BREWER HOMES, INC.
                                      PROXY
                       1996 ANNUAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 11, 1996

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints John W.A. Buyers, B.G. Moynahan and Kent T. Lucien, and each or either of them as Proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Class A Common Stock and Class B Common Stock of C. BREWER HOMES, INC. held of record by the undersigned on July 15, 1996 at the 1996 Annual Meeting of Stockholders of C. Brewer Homes, Inc. to be held on September 11, 1996, or at any adjournment thereof.



                                 IMPORTANT: PLEASE DATE AND SIGN ON REVERSE SIDE


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                            * FOLD AND DETACH HERE *

I plan to attend the meeting.
/ /

1.   ELECTION OF DIRECTORS

FOR all nominees listed below (Except as marked to the contrary below)
/ /

WITHHOLD AUTHORITY to vote for all nominees listed below
/ /

2. To ratify the selection of Coopers & Lybrand L.L.P. as independent auditors of the Company.

FOR  AGAINST   ABSTAIN
/ /    / /       / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)
John W.A. Buyers    Clinton R. Churchill     David A. Heenan     Kent T. Lucien
B.G. Moynahan

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1 AND 2. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1 AND 2 IF NO SPECIFICATION IS MADE.

Dated:____________________________________________________________________, 1996

________________________________________________________________________________
Signature

________________________________________________________________________________
(Additional signature if held jointly)

Please sign exactly as your name(s) is (are) shown on the share certificate to which the Proxy applies. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


  PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED
                                    ENVELOPE.



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                            * FOLD AND DETACH HERE *